Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of FundVantage Trust of each of our reports dated June 26, 2026, relating to the financial statements and financial highlights, which appear in Polen Growth Fund, Polen Global Growth Fund, Polen International Growth Fund, Polen 5Perspectives Small Growth Fund (formerly, Polen U.S. Small Company Growth Fund), Polen Opportunistic High Yield Fund, Pacific Capital Tax-Free Securities Fund, and Private Capital Management Value Fund’s Certified Shareholder Report on Form N-CSR for the year ended April 30, 2026. We also consent to the references to us under the headings: “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2026

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of FundVantage Trust of our report dated June 24, 2020, relating to the financial statements and financial highlights, which appear in the Pacific Capital U.S. Government Money Market Fund’s Certified Shareholder Report on Form N-CSR for the year ended April 30, 2020. We also consent to the references to us under the headings: “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2026